Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of XCF Global, Inc. of our report dated March 24, 2026, relating to the financial statements of Southern Energy Renewables Inc. as at July 31, 2025 and April 30, 2026 and the three and nine-month periods ended April 30, 2026, which report appears in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

July 13, 2026